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                                                                 EXHIBIT 10.20

[LOGO]                                               Master Agreement No. 1103

                    MASTER AGREEMENT TO LEASE EQUIPMENT

THIS MASTER AGREEMENT TO LEASE EQUIPMENT (this "Agreement") is entered into as of January 20, 1998 by and between CISCO SYSTEMS CAPITAL CORPORATION ("Lessor") having its principal place of business at 3535 Garrett Drive, Santa Clara, California 95054 and INTERNAP NETWORK SERVICES CORPORATION, a _______________________ corporation ("Lessee"), having a principal place of business at 2001 6th Avenue, Suite 800, Seattle, WA, 98121. In consideration of the covenants set forth herein, Lessor and Lessee have agreed as follows:

                                I. THE LEASE

1.1 LEASE OF EQUIPMENT. In accordance with the terms and conditions of this Agreement, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the units of personal property (individually, a "Unit," and, collectively, the "Equipment") described in the lease schedule(s) (each, a "Lease") to be entered into from time to time into which this Agreement is incorporated. Each Lease shall constitute a separate, distinct, and independent lease and contractual obligation of Lessee. Lessor or its assignee shall at all times retain the full legal title to the Equipment, it being expressly agreed by both parties that each Lease is an agreement of lease only. Notwithstanding any provision to the contrary contained in this Agreement, Lessee shall be deemed to accept the Equipment on the Commencement Date (as specified in each Lease).

1.2 TERM OF LEASE. The original term (the "Original Term") of each Unit shall commence on the Commencement Date and, subject to Sections 3.3 and 3.5 below, shall terminate on the date specified in such Lease. Notwithstanding the foregoing, the Original Term for each Unit shall automatically extend for successive 30-day periods after its expiration unless either party gives the other party written notice, at least 90 days prior to the expiration of the Original Term or the then extended term, as the case may be, of its intent not to so extend the applicable Lease. Except as specifically provided in this
          Section 1.2, no Lease may be terminated by Lessor or Lessee, for any reason whatsoever, prior to the end of the Original Term or any extended term.

1.3 RENTAL PAYMENTS. Lessee shall pay Lessor rent ("Rent") for each Unit in the amounts and at the times specified in the Lease. The Lease Term for each Unit shall commence on the Commencement Date and shall continue for the period specified in the Lease, [unless otherwise extended pursuant to Section __ below]. The Lease Term as to any Unit may not be terminated by Lessee unless otherwise expressly provided in the Lease. All rental and other amounts payable by Lessee to Lessor hereunder shall be paid to Lessor at the address specified above, or at such other place as Lessor may designate in writing to Lessee from time to time.

1.4 RETURN OF EQUIPMENT. Upon expiration of the Original Term of a Unit, Lessee shall immediately return such Unit to Lessor as provided in
          Section 3.3 below. Except as provided in Section 1.2 above, should Lessee not return any Unit at the end of its Original Term, Lessee shall continue to pay Rent to Lessor with respect to such Unit in the sum and on the due dates set out in the applicable Lease, as a month-to-month lease, until such Unit is returned by Lessee. If Lessee fails to return any of the Equipment upon demand therefor by Lessor, Lessee shall pay Lessor, as the measure of Lessor's damages, the Casualty Value (as defined in the applicable Lease) of such Equipment.

                    II. DISCLAIMERS AND WARRANTIES; INTELLECTUAL PROPERTY

2.1 DISCLAIMERS; WARRANTIES. Lessee represents and acknowledges that each Unit is of a size, design, capacity and manufacture selected by it, and that it is satisfied that each Unit is suitable for its purposes. LESSOR SUPPLIES THE EQUIPMENT AS IS, AND, NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE EQUIPMENT, LESSOR SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE RESULTING FROM THE INSTALLATION, OPERATION OR OTHER USE, OR DEINSTALLATION OF THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS. Lessee shall look solely to the manufacturer or the supplier of Equipment for correction of any problems that may arise with respect thereto, and all warranties made by the manufacturer or such supplier are, to the degree possible, hereby assigned to Lessee for the term of the applicable Lease. To the extent any such warranty requires performance of any kind by the beneficiary of the warranty, Lessee shall perform in accordance therewith.

2.2 INTELLECTUAL PROPERTY. Except as otherwise expressly provided in each Lease, LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS, INCLUDING, WITHOUT LIMITATION, ANY PATENT, COPYRIGHT AND TRADEMARK RIGHTS, OF ANY THIRD PARTY WITH RESPECT TO THE EQUIPMENT, WHETHER RELATING TO
          INFRINGEMENT OR OTHERWISE. Lessor shall, at Lessee's cost and expense, exercise, when requested by Lessee, rights of indemnification, if any, for patent, copyright or other intellectual property infringement obtained from the manufacturer under any agreement for purchase of the Equipment. If notified promptly in writing of any action brought against Lessee based on a claim that the Equipment infringes a United States patent, copyright or other intellectual property right, Lessor shall promptly notify the manufacturer thereof for purposes of exercising, for the benefit of Lessee, Lessor's rights with respect to such claim under any such agreement.

                              III. COVENANTS OF LESSEE

3.1 PAYMENTS UNCONDITIONAL; TAX BENEFITS; ACCEPTANCE. EACH LEASE SHALL BE A NET LEASE, AND LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS THEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER. It is the intent of Lessor, and an inducement to Lessor, to enter into each Lease, to claim all available tax benefits of ownership with respect to the Equipment subject thereto. Lessee acknowledges and represents that
          (a) no right, title or interest in such Equipment has been or is intended to be passed to Lessee, other than the right to maintain possession of and use of such Equipment for the Original Term of such Lease, conditioned on Lessee's performance of the terms and conditions of such Lease, (b) Lessee has not taken and will not, at any time during the Original Term of such Lease, take any action which could cause Lessor to lose any tax benefits of ownership, and
          (c) the Casualty Value of each Unit (as defined in the applicable Lease) includes an amount which provides for Lessor's recovery of the loss of such tax benefits. Lessee's acceptance of the Equipment subject to a Lease shall be conclusively and irrevocably evidenced by Lessee executing an Acceptance Certificate with respect to such Equipment, and,

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          upon acceptance, such Lease shall be noncancellable for its
          Original Term unless otherwise agreed to in writing by Lessor. Any nonpayment of Rent or other amounts payable under any Lease shall result in Lessee's obligation to promptly pay Lessor as additional Rent on such overdue payment, for the period of time during which it is overdue (without regard to any grace period), interest at a rate equal to the lesser of (a) 14% per annum, or (b) the maximum rate of interest permitted by law.

3.2 USE OF EQUIPMENT. Lessee shall use the Equipment solely in the conduct of its business, in a manner and for the use contemplated by the manufacturer thereof, and in compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Equipment or Lessee and with the provisions of all policies of insurance carried by Lessee pursuant to Section 3.6 below; provided, however, Lessee shall have the right to allow third parties, under Lessee's supervision, to use the Equipment, so long as Lessee shall retain uninterrupted possession and control of the Equipment. Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Equipment.

3.3 DELIVERY; INSTALLATION; RETURN; MAINTENANCE AND REPAIR; INSPECTION. Lessee shall be solely responsible, at its own expense, for (a) the delivery of the Equipment to Lessee, (b) the packing, rigging and delivery of the Equipment back to Lessor, upon expiration of the Original Term, in good repair, condition and working order, ordinary wear and tear excepted, at the location(s) within the continental United States specified by Lessor, and (c) the installation, de-installation, maintenance and repair of the Equipment. During the term of the applicable Lease, Lessee shall ensure that each Unit is covered by a maintenance agreement, to the extent available, with the manufacturer of such Unit or such other party, reasonably acceptable to Lessor. Lessee shall, at its expense, keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, and, at the expiration of the Original Term, or any renewal term, with respect to any of the Equipment, have such Equipment inspected and certified acceptable for maintenance service by the manufacturer. In the event any of the Equipment, upon its return to Lessor, is not in good repair, condition and working order, ordinary wear and tear excepted, Lessee shall be obligated to pay Lessor for the out-of-pocket expenses Lessor incurs in bringing such Equipment up to such status, but not in excess of the Casualty Value (as defined in the applicable Lease) for such Equipment, promptly alter its receipt of an invoice for such expenses. Lessor shall be entitled to inspect the Equipment at Lessee's location at reasonable times.

3.4 TAXES. Lessee shall be obligated to pay, and hereby indemnifies Lessor and its successors and assigns against, and holds each of them harmless from, all license fees, assessments, and sales, use, property, excise and other taxes and charges, other than those measured by Lessor's net income, now or hereafter imposed by any governmental body or agency upon or with respect to any of the Equipment, or the possession, ownership, use or operation thereof, or any Lease or the consummation of the transactions contemplated in any Lease or this Agreement. Notwithstanding the foregoing, Lessor shall file all required personal property tax returns, and shall pay all personal property taxes payable, with respect to the Equipment, Lessee shall pay to Lessor, as additional rental, the amount of all such personal property taxes within 15 days of its receipt of an invoice for such taxes.

3.5 LOSS OF EQUIPMENT. Lessee shall bear the entire risk of the Equipment being lost, destroyed or otherwise rendered permanently unfit or unavailable for use from any cause whatsoever (an "Event of Loss") after it has been delivered to a common carrier for shipment to Lessee. If an Event of Loss shall occur with respect to any Unit, Lessee shall promptly and fully notify Lessor thereof in writing. On the rental payment date following Lessor's receipt of such notice, Lessee shall pay to Lessor an amount equal to the rental payment or payments due and payable with respect to such Unit on or prior to such date, plus a sum equal to the Casualty Value of such Unit as of the date of such payment, as set forth in such Lease. Upon the making of such payment by Lessee regarding any Unit, the rental for such Unit shall cease to accrue, the term of this Lease as to such Unit shall terminate and (except in the case of loss, theft or complete destruction) Lessor shall be entitled to recover possession of such Unit in accordance with the provisions of Section 3.3 above. Provided that Lessor has received the Casualty Value for any Unit, Lessee shall be entitled to the proceeds of any recovery in respect of such Unit from insurance or otherwise.

3.6 INSURANCE. Lessee shall obtain and maintain for the entire term of each Lease, at its own expense, property damage and liability insurance and insurance against loss or damage to the Equipment subject to such Lease including, without limitation, loss by fire (including so-called extended coverage), theft and such other risks of loss as are normally maintained on equipment of the type leased hereunder by company's carrying on the business in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor. Each insurance policy will name Lessee as insured and Lessor as an additional insured and loss payee thereof as Lessor's interests may appear, and shall provide that it may not be canceled or altered without at least 30 days prior written notice thereof being given to Lessor or its successors and assigns.

3.7 INDEMNITY. Except with respect to the gross negligence or willful misconduct of Lessor, Lessee hereby indemnifies, protects, defends and holds harmless Lessor and its successors and assigns, from and against any and all claims, demands, actions, suits, and proceedings, losses costs, expenses, damages and liabilities, including, without limitation, reasonable attorneys' fees and costs (collectively, "Claims"), arising out of, connected with, or resulting from this Agreement, any Lease or any of the Equipment, including, without limitation, the manufacture, selection, purchase, delivery, possession, condition, use, operation, or return of the Equipment. Each of the parties shall give the other prompt written notice of any Claim of which it becomes aware. The provisions of this Section 3.7 shall survive the expiration or termination of this Agreement or any Lease.

3.8 PROHIBITIONS RELATED TO EQUIPMENT. Without the prior written consent of Lessor, which consent as it pertains to subsections (a) and (c) below shall not be unreasonably withheld, Lessee shall not: (a) sublease any of the Equipment (provided that Lessee may, without the prior written consent of Lessor, permit any Affiliate (defined below) of Lessee to use any of the Equipment in the ordinary course of its business); (b) create or incur, or permit to exist, any lien or encumbrance with respect to any of the Equipment, or any part thereof; (c) move any of the Equipment from the location at which it is first installed; or (d) permit any of the Equipment to be moved outside the continental limits of the United States. For purposes of this Agreement, the term "Affiliate" shall mean (i) any corporation which controls, is controlled by, or under common control with Lessee, (ii) any corporation resulting from the merger or consolidation of Lessee, or (iii) any entity which acquires all of the assets of Lessee as a going concern. For purposes of this
          Section 3.8, the term "control" shall mean the power to direct the management of the relevant entity.

3.9 IDENTIFICATION. Lessee shall place and maintain permanent markings provided by Lessor on each Unit evidencing ownership, security and other interests therein, as specified from time to time by Lessor. Lessee shall not place or permit to be placed on any Unit any other markings that might indicate any other ownership or security interest in such Unit. Any markings on any Unit not made at Lessor's request shall be removed by Lessee, at Lessee's sole cost and expense, prior to the return of such Unit in accordance with Section 3.3.

3.10 ALTERATIONS OR MODIFICATIONS. Lessee shall not make any additions, attachments, alterations or improvements to the Equipment without the prior written consent of Lessor. At any time during the Original Term of a Lease, there may be added to such Lease additional Units of the same type as are rented thereunder for a term equal to the remaining portion of such Original Term and, subject to the terms and conditions hereof, at the Rent applicable to such Units for such term at the time the order for such Units is placed, provided that the order is in writing and accepted by Lessor. Such acceptance shall be at the sole discretion of Lessor. Each addition, attachment, alteration or improvement to any Unit shall belong to and become the property of Lessor unless, at the request of Lessor, it is removed prior to the return of such Unit by Lessee. Lessee shall be responsible for all costs relating to such removal and shall restore such Unit to its operating condition that existed at the time it became subject to the applicable Lease.

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3.11      EQUIPMENT TO BE PERSONAL PROPERTY. Lessee acknowledges and represents that the Equipment shall be and remain personal property, notwithstanding the manner in which it may be attached or affixed to realty, and Lessee shall do all acts and enter into all agreements necessary to ensure that the Equipment remains personal property.

3.12 FINANCIAL STATEMENTS. Lessee shall promptly furnish to Lessor such financial or other statements respecting the condition and operations of Lessee, and information respecting the Equipment, as Lessor may from time to time reasonably request.

3.13 LESSEE REPRESENTATIONS. Lessee hereby represents that, with respect to this Agreement and each Lease: (a) the execution, delivery and performance thereof by Lessee have been duly authorized by all necessary corporate action; and (b) the individual executing such document is duly authorized to do so; (c) such document constitutes legal, valid and binding obligations of Lessee, enforceable in accordance with its terms.

                              IV. DEFAULT AND REMEDIES

4.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder: (a) Lessee shall fail to pay any rental or other payment due hereunder within five (5) days after its receipt of notice of nonpayment; (b) any representation or warranty of Lessee made in this Agreement, any Lease, or in any document furnished pursuant to the provisions of this Agreement or otherwise, shall prove to have been false or misleading in any material respect as of the date when it was made; (c) Lessee shall fail to perform any covenant, condition or agreement made by it under any Lease, and such failure shall continue for twenty (20) days after its receipt of notice thereof; (d) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against Lessee or all or any part of its property under the Federal Bankruptcy Code or other law of the United States or of any other competent jurisdiction, and, if such proceeding is brought against Lessee, it shall consent thereto or shall fail to cause the same to be discharged within thirty (30) days after it is filed; (e) Lessee shall default under any agreement with respect to the purchase or installation of any of the Equipment; or (f) Lessee or any guarantor of Lessee's obligations under any Lease shall default under any other agreement with Lessor or Cisco Systems, Inc.

4.2 REMEDIES. If an Event of Default hereunder shall occur and be continuing, Lessor may exercise any one or more of the following remedies: (a) terminate any or all of the Leases and Lessee's rights thereunder; (b) proceed, by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of any or all of the Leases or to recover damages for the breach thereof; (c) recover from Lessee an amount equal to the sum of (i) all amounts due under any or all of the Leases on or before the Lessor giving Lessee written notice that such Event of Default has occurred and, if Lessor obtains a judgment against Lessee with respect to such Event of Default, the entry of such judgment, whichever shall last occur, (ii) as liquidated damages for loss of a bargain and not as a penalty, the present value of the balance of all rentals and other sums payable thereunder and hereunder, without any presentment, demand, protest or further notice (all of which are hereby expressly waived by Lessee), discounted at a rate equal to the rate for United States Treasury Bills, as the case may be, as shown in the Wall Street Journal, with a maturity which is closest to the balance of the term of such Lease (the "Discount Rate") as of the date of the payment of such amount, and (iii) any loss or damage to the Lessor's residual interest in the Equipment caused by such Event of Default; (d) personally, or by its agents, take immediate possession of any or all of the Equipment from Lessee and, for such purpose, enter upon Lessee's premises where any of the Equipment is located with or without notice or process of law and free from all claims by Lessee; and (e) require the Lessee to, and the Lessee shall, assemble the Equipment and deliver the Equipment to a location which is reasonably convenient to Lessor and Lessee. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of any Lease or this Agreement unless Lessor so notifies Lessee in writing.

4.3 DISPOSITION OF EQUIPMENT. In the event, upon the occurrence of an Event of Default, Lessor repossesses any of the Equipment, Lessor may lease any or all of such Equipment, or sell any or all of such Equipment at one or more public or private sales, in such manner, at such times and upon such terms as Lessor may determine. In the event that Lessor leases any of such Units, any rentals received by Lessor for the "Remaining Lease Term" (the period ending on the date when the Original Term for such Unit would have expired if an Event of Default had not occurred), discounted to present value, at the Discount Rate, as of the Possession Date (the "Recovery Rentals"), for such Units shall be applied to the payment of (a) all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Lessor in retaking possession of, and removing, storing, repairing, refurbishing and leasing, such Units, (b) accrued and unpaid rentals as of the date Lessor obtained possession of such Units or the date on which Lessee made an effective tender of possession of such Units to Lessor, whichever shall first occur (the "Possession Date"), (c) the present value of the rentals for such Units for the balance of the Original Term of the applicable Lease (the "Discounted Remaining Rentals") and any other sums payable thereunder or hereunder with respect to such Units, discounted at the Discount Rate as of the Possession Date, (d) any and all other sums (other than rentals) with respect to such Units then owing to Lessor by Lessee thereunder or hereunder, and (e) any loss or damage to the Lessor's residual interest in such Units caused by such Event of Default (the aggregate of such amounts being referred to as the "Release Recovery Amount"). In the event that Lessor shall sell or otherwise dispose of (other than pursuant to a lease) any such Units, the proceeds thereof (the "Recovery Proceeds") shall be applied to the payment of the amounts referred to in clauses (a) through (d) above and the amount by which the Casualty Value for such Units, as of the Possession Date, exceeds the Discounted Remaining Rentals (the aggregate of such amounts being referred to as the "Sale Recovery Amount"). The balance, if any, of the Recovery Rentals, in the case of a release, and of the Recovery Proceeds, in the case of a sale or other disposition, shall be applied first to reimburse Lessee for any sums previously paid by Lessee as liquidated damages with respect to such Units, and any remaining amounts shall be retained by Lessor. Lessee shall remain liable to Lessor, with respect to any Units which are released or sold or otherwise disposed of, to the extent that the Release Recovery Amount exceeds the Recovery Rentals or the Sale Recovery Amount exceeds the Recovery Proceeds. Lessor shall be entitled to, and Lessee shall have no claim with respect to, all rentals, with respect to any period commencing after the expiration of the applicable Remaining Lease Term, from released Units.

                                   V. MISCELLANEOUS

5.1 PERFORMANCE OF LESSEE'S OBLIGATIONS. Upon Lessee's failure to pay Rent (or any other sum due hereunder) or perform any obligation hereunder when due, Lessor shall have the right, but shall not be obligated, to pay such sum or perform such obligation, whereupon such sum or the cost of such performance shall immediately become due and payable hereunder as additional rent, with interest thereon at the highest legal rate from the date such payment or performance was made.

5.2 ASSIGNMENT. LESSEE SHALL NOT RELINQUISH POSSESSION OR CONTROL OF, OR ASSIGN, SUBLEASE, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER, DISPOSE OF OR ENCUMBER ANY UNIT, THIS AGREEMENT OR ANY LEASE OR SCHEDULE, OR ANY PART THEREOF OR INTEREST THEREIN, OR ANY RIGHT OR OBLIGATION WITH RESPECT THERETO, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

5.3 QUIET ENJOYMENT. So long as Lessee shall not be in default of any of its obligations under any Lease, neither Lessor nor its assignee shall interfere with Lessee's right of quiet enjoyment and use of the Equipment.

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5.4       FURTHER ASSURANCES. Lessee shall, upon the request of Lessor, from time to time, execute and deliver such further documents and do such further acts as Lessor may reasonably request in order fully to effect the purposes of any Lease and Lessor's rights thereunder. Lessor is authorized to file a financing statement, signed only by Lessor in accordance with the Uniform Commercial Code or signed by Lessor as Lessee's attorney in fact, with respect to any of the Equipment.

5.5 RIGHT AND REMEDIES. Each and every right and remedy granted to Lessor under any Lease shall be cumulative and in addition to any other right or remedy therein specifically granted or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Lessor from time to time concurrently or independently and as often and in such order as Lessor may deem expedient. Any failure or delay on the part of Lessor in exercising any such right or remedy, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lessor's right thereafter to exercise the same. Waiver of any right or remedy on one occasion shall not be deemed to be a waiver of any other right or remedy or of the same right or remedy on any other occasion.

5.6 NOTICES. Any notice, request, demand, consent, approval or other communication provided for or permitted hereunder shall be in writing and shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at its address set forth above (or at such other address as such party shall specify to the other party in writing), or if sent by registered or certified mail, return receipt requested, on the fifth day after the day on which it is mailed, addressed to such party at such address.

5.7 SECTION HEADINGS; COUNTERPARTS. Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement. This Agreement and each Lease may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

5.8 ENTIRE LEASE. This Agreement and each Lease constitute the entire agreement between Lessor and Lessee with respect to the lease of Equipment and supersede all other prior or contemporaneous agreements, whether oral or in writing, with respect thereto. No waiver or amendment of, or any consent with respect to, any provision of this Agreement shall bind either party unless set forth in writing, specifying such waiver, consent, or amendment, signed by both parties, and then such waiver, consent, or amendment shall be effective only in the specific instance and for the specific purpose given. Any term or condition of any purchase order or other document (with the exception of any Lease) submitted by Lessee in connection with this Lease which is in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on Lessor and shall not apply to this Agreement. To the extent permitted by applicable law and not otherwise specifically provided to Lessee in this Agreement, Lessee hereby waives any and all rights or remedies conferred upon a lessee under the California Uniform Commercial Code, and any other applicable similar code or statutes of another jurisdiction, with respect to a default by Lessor under this Agreement.

5.9 SEVERABILITY. Should any provision of this Agreement or any Lease be or become invalid, illegal, or unenforceable under applicable law, the other provisions of this Agreement and such Lease shall not be affected and shall remain in full force and effect, and, to the extent permissible under applicable law and possible, any such invalid, illegal or unenforceable provision shall be deemed amended to the extent necessary to be valid, legal and enforceable and to conform to the intent of the parties; provided, however, in the event Lessee's obligation under any Lease to pay rent or any other amount shall be invalid, illegal or unenforceable, Lessor shall have the right to terminate such Lease as if an Event of Default shall have occurred.

5.10 ATTORNEYS' FEES. Should either party institute any action or proceeding to enforce this Agreement or any Lease, or any provision hereof or thereof, or for a declaration of rights under any such agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all reasonable out-of-pocket costs and expenses, including, without limitation, attorneys' fees, which it incurs in connection with such action or proceeding.

5.11 GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of California with respect to agreements entered into, and to be performed, entirely in California. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN ANY LEASE, THIS AGREEMENT AND EACH LEASE SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS AGREEMENT OR ANY LEASE. LESSEE CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF CALIFORNIA, AND THE FEDERAL COURTS SITTING IN THE STATE CALIFORNIA, FOR THE RESOLUTION OF ANY DISPUTES HEREUNDER.

5.12 SURVIVAL. All obligations of Lessee to make payments to Lessor under any Lease or to indemnify Lessor, pursuant to Section 3.4 or 3.7 above, with respect to a Lease, and all rights of Lessor hereunder with respect to a Lease, shall survive the termination of such Lease.

LESSEE, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE,
ACKNOWLEDGES THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

CISCO SYSTEMS CAPITAL CORPORATION       INTERNAP NETWORK SERVICES CORPORATION
(Lessor)                                (Lessee)

By:    /s/ SUSAN A. ROFFO               By:    /s/ PAUL E. MCBRIDE
-------------------------------------   -------------------------------------
    (Authorized Signature)                   (Authorized Signature)

    Susan A. Roffo, Controller                    Paul E. McBride/CFO
-------------------------------------   -------------------------------------
            (Name/Title)                          (Name/Title)


               5/27/98                                 1/23/98
-------------------------------------   -------------------------------------
               (Date)                                   (Date)

[LOGO]

Paul McBride/Jeff Aerosmith                                     17 November 1999
InterNAP Network Services Corporation
2001 Sixth Avenue
Suite 800
Seattle, WA 98121


Dear Mr. McBride and Mr. Aerosmith,

Cisco Systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems, Inc. ("Cisco Systems"), specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:

LESSOR:

Cisco Systems Capital Corporation.

LESSEE:

InterNAP Network Services Corporation

EQUIPMENT:

Cisco Systems products, or other products satisfactory to CSC, as presented in a quotation from the Cisco Systems Account team.

MAXIMUM EQUIPMENT COST:

In the aggregate, up to $17,500,000. This line will be available for one year after acceptance of this proposal. A review for an uplift will be done should InterNAP require a higher line.

SHIP TO:

Location within the U.S., unless approved by CSC and InterNAP along with the International Addendum

PARTIAL SHIPMENTS:

Please indicate at the bottom of this letter whether Lessee will accept scheduling of partial purchase order shipments. (If not, please note that Cisco Systems will retain shipments until complete.)

ORIGINAL TERM:

36 months.

RENTAL FACTOR:

36 MONTH FAIR MARKET VALUE LEASE: Lease Rate Factor: .02995

MONTHLY PAYMENT:

In accordance with the pricing and configuration referenced above, the rent payment for each Rental Period ("Rent") on the lease would be the total Equipment Cost multiplied by the Lease Rate Factor.

SOFT COSTS:

"Soft Costs," such as shipping, maintenance, installation, cabling, and software may be included financed in the lease up to 10% of the total transaction, as approved by Lessor in its discretion. They will be included at a .0329 Soft Costs Factor for a 36 month lease. Shipping costs are to be financed in the lease, per this request by InterNAP.

MAINTENANCE:

When ordered to cover the full term of the lease, the maintenance will be included at 0% Financing. Take the cost of the maintenance over 3 years, and divide by 36 to calculate the monthly payment.

ADVANCE PAYMENTS/INTERIM RENT:

None, but deemed acceptance of the equipment will take place 30 days after shipment of the final piece of equipment per schedule. There is no interim rent, and commencement of rental payments will occur on the 1st of the month on or after acceptance or deemed acceptance.

NET LEASE:

This is a net lease transaction under which all costs and liabilities, including without limitation, for insurance, maintenance and taxes, are paid by Lessee for the term of the lease. Transferable manufacturer's guarantees or warranties will be passed on to Lessee, assuming due performance of Lessee obligations.

ADJUSTMENT OF RENTAL FACTOR:

The rental amount quoted in this Proposal will be adjusted prior to the date of preparation of any Equipment Lease Schedule to reflect changes equal to or greater than one quarter of one percent (.25%) in the weekly average of the Three Year Treasury Note interest rate, as specified in Federal Reserve statistical release H.15 from the week preceding the date of this Proposal to the week preceding the date of preparation of the Schedule. Changes to the benchmark rate of less than one quarter of one percent (.25%) will not affect the Lease Rate Factor quoted herein. The Three Year Treasury Note H.15 statistic is updated weekly by the U.S. Federal Reserve for the

Lease Proposal
Page 2 of 3


preceding week's average yield. The statistic is publicly available on the Internet at http://www.bog.frb.fed.us/releases/h15/.

INVOICING:

An invoice will be provided monthly unless otherwise mutually agreed.

END OF LEASE OPTIONS:

FAIR MARKET PURCHASE OPTION: At the end of the Original Term of the Lease, Lessee may select one of the following options: (1) purchase the equipment for the then Fair Market Value or (2) renew the lease of the equipment per mutually approved parameters or (3), return the Equipment to the Lessor.

FAIR MARKET VALUE CAP:

The Fair Market Value Purchase Cap will be 30% of the original invoice at the end of the lease term.

UTILIZATION PERIOD:

All purchase orders for equipment under this Proposal shall be submitted no later than 12 months after the acceptance of this proposal, subject to the terms and conditions set forth herein.

Incurance Test:

The Lessee will have to meet the following financial covenants in order to continue utilizing the lease line:

12/31/99 - $4,700,000
3/3/2000 - $6,600,000
6/30/2000 - $9,000,000
9/30/2000 - $15,000,000
12/31/2000 - $18,000,000

CASH SET ASIDE:

By signing this document, both sides agree that there are no current or previous restricted cash requirements (i.e. Cash Set Aside) related to any prior lease schedules.

CREDIT APPROVAL:

This Proposal includes only a brief description of the substantive terms and conditions of the contemplated lease transactions and is not intended as a formal commitment of credit by CSC or Cisco Systems. Any funding by CSC for the purchase of equipment is subject to the ongoing credit approval of CSC (including the absence of any material adverse change, in the judgment of CSC, in the business or financial condition or prospects of Lessee) and to satisfactory documentation including as described below. You agree to provide two years' audited financial statements, bank references, a completed credit application and any other required credit information along with the signed copy of this Proposal. You hereby authorize CSC and/or its agents to make a complete credit investigation and to relate this information to others as necessary to secure credit approval.

The parties acknowledge that the financing contemplated by this Proposal is subject to the above-referenced conditions and the execution and delivery of all appropriate documents (in form and substance satisfactory to CSC), including without limitation, to the extent applicable, the Master Agreement to Lease Equipment, any Schedule, Lease Assignment of Purchase Order, financing statements, legal opinion and other documents and agreements reasonably required by CSC.

By signing this document, you hereby authorize CSC to order, when appropriate, for manufacture and delivery, the equipment configuration described herein (or in the attached or future purchase orders) and to file a financing statement in accordance with the Uniform Commercial Code signed only by CSC or signed by CSC as Lessee's attorney in fact with respect to any of the Equipment. If, for any reason, you and CSC shall fail to consummate all or any portion of the financing contemplated by this Proposal, you shall be solely responsible for the payment in full of the purchase price (and all related costs and expenses, including Soft Costs), incurred by CSC or Cisco Systems associated with any such outstanding orders. All such orders shall be subject to the standard Terms & Conditions of Sale of Cisco Systems or a Cisco Value Added Reseller, including but not limited to the "net 30" payment terms commencing from date of shipment.

     Please indicate your acceptance of all of the terms and conditions set forth herein by signing and dating this Proposal in the space provided below by no later than the expiration date reference above, at which time this Proposal will expire if not accepted. This Proposal is confidential and may not be disclosed to any person or entity without our consent. Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to call me at 415-371-2400.

Sincerely,


/s/ Timothy A. Shockley

Timothy A. Shockley                        ACKNOWLEDGED AND AGREED:

Cisco Systems Capital Corporation          InterNAP Network Services Corporation


                                   2                   Confidential

Lease Proposal
Page 3 of 3

                                   By: /s/ Jeff Arrowsmith
                                      -----------------------------------------
                                           (Authorized Signature)


                                   Name: JEFF ARROWSMITH
                                        ---------------------------------------

                                   Title: DIRECTOR OF FINANCE
                                         --------------------------------------

                                   Dated: 11-19-99
                                         --------------------------------------

                                   Lessee (is) is not [CIRCLE ONE] willing to accept scheduling of partial purchase order shipments.

                                   3                   Confidential